UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 26, 2023

THERAVANCE BIOPHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-36033	Not Applicable
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

PO Box 309

Ugland House, South Church Street

George Town, Grand Cayman, Cayman Islands KY1-1104

(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Share $0.00001 Par Value	TBPH	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On February 27, 2023, Theravance Biopharma, Inc. issued a press release and is holding a conference call regarding its financial results for the quarter and full year ended December 31, 2022 and a business update. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and a copy of materials that will accompany the call is furnished as Exhibit 99.2 to this Current Report.

The information in Item 2.02 and in Item 9.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act of 1934”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2023, Susannah Gray was appointed by the Board of Directors of Theravance Biopharma, Inc. (the “Company”) to serve as a Class II member of the Board of Directors. The Company’s Board of Directors (the “Board”) has determined that Susannah Gray is independent within the meaning of the independent director standards of the Securities and Exchange Commission and Nasdaq. In connection with her appointment to the Board, Ms. Gray will be entitled to receive cash and equity compensation pursuant to the Company’s non-employee director compensation program, consisting of an annual retainer of $55,000 per year, an additional $1,500 for attending in-person board of directors meetings held outside the United States and annual retainers for any committee service.

Ms. Gray will receive compensation for her service as a non-employee member of the Board as set forth in the Company’s Director Compensation Policy, a description of which can be found in our Definitive Proxy Statement filed with the Securities and Exchange Commission on March 25, 2022 in connection with the Company’s 2022 Annual General Meeting of Shareholders.

There is no arrangement or understanding with any person pursuant to which Ms. Gray was appointed as a member of the Board, and there are no family relationships between Ms. Gray and any director, executive officer. Ms. Gray is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

In addition, on February 26, 2023, William D. Young decided not to stand for re-election as a director at the Company’s next annual general meeting of shareholders. The decision is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks him for his years of service to the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated February 27, 2023

99.2	Slide deck entitled Strategic Actions and Fourth Quarter / Full Year 2022 Financial Results and Business Update

104	Cover Page Interactive Data File (cover page XBRL tags embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE BIOPHARMA, INC.

Date: February 27, 2023	By:	/s/ Aziz Sawaf
Aziz Sawaf
Senior Vice President and Chief Financial Officer